Exhibit 10.38

AMENDMENT TO LOAN AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

This Amendment to Loan Agreement and the Registration Rights Agreement (this “Amendment”) is dated as of June 17, 2025 (the “Effective Date”) and is made and entered into between Momentus Inc., a Delaware corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

WHEREAS, the Company and the lender entered into a loan agreement (the “Loan Agreement”) and a registration rights agreement dated as of May 30, 2025 (the “Registration Rights Agreement”); and

WHEREAS, pursuant to the Loan Agreement the Company sought to borrow the sum of up to $1,500,000 in two tranches of $750,000 each (the “Loans”); and

WHEREAS, on or about the agreement date of the Loan Agreement the Company borrowed the sum of $750,000, less the payments set forth in the Flow of Funds Agreement (the “Initial Loan”) and issued to the Lender, a $1,012,500 Original Issue Amount senior secured convertible promissory note in the form of Exhibit A-1 to the Loan Agreement (the “Initial Note”); and

WHEREAS, under the Loan Agreement the Company seeks to borrow the second tranche of $750,000 less the Holdback Amount (the “Additional Loan”) and if such amount is funded by the Lender, the Company would issue an additional $1,012,500 Original Issue Amount senior secured convertible promissory note in the form of Exhibit A-2 to the Loan Agreement (the “Additional Note” and together with the Initial Note, the “Notes”); and

WHEREAS, the Company now desires to borrow the Additional Loan and the Lender is willing to advance such Additional Loan, subject to the execution and delivery of this Amendment to the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Lender desire to amend the Loan Agreement pursuant to this Agreement.

1.	Defined Terms. Unless otherwise defined in this Amendment all capitalized terms when used herein shall have the same meaning as they are defined in the Loan Agreement and the Notes.

2.	Additional Funding Date, The defined term “Additional Funding Date” as set forth in the Loan Agreement is hereby deleted and replaced with the following definition:

““Additional Funding Date” shall mean the date of funding of the Additional Loan by the Lender and the Company’s issuance of the Additional Note, which funding shall be within three (3) Business Days following the Company’s Resale Registration Statement having been declared effective by the SEC and registering for resale all of the Registrable Securities (as defined in the Registration Rights Agreement), but excluding the maximum number of Additional Make Whole Shares referred to and calculated in accordance with clause (iii) below, and the  Maximum Conversion Shares (as defined in such Registration Rights Agreement), and subject to (a) the Company’s maintaining its listing on Nasdaq, and (b) as of the date of funding of the Additional Loan (i) the closing trading price with respect to the Company’s Common Stock as reported by the Trading Market on the trading day immediately prior to the date of Funding of the Additional Loan shall be not less than $1.25 per share, (ii) the market capitalization of the Company’s Common Stock shall be not less than $6,700,000, and (iii) the trading volume of the Company’s Common Stock as reported by the Trading Market for the trading day immediately preceding the Additional Funding Date and the average trading volume for the ten trading days immediately prior to the Additional Funding Date shall be not less than 50,000 shares of Common Stock.”

3.	Common Stock. The defined term “Common Stock” as set forth in the Loan Agreement is hereby deleted and replaced with the following definition:

““Common Stock” means the Class A common stock, par value $0.00001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.”

4.	The first paragraph under the definition of “Conversion Price” is hereby deleted and is replaced with the following:

““Conversion Price” means, in the event that the Company elects to pay the Weekly Installment Payments under either or both of the Notes in the form of immediately salable shares of Common Stock, (a) a price per share equal to the lower of (i) the closing price of the Common Stock as traded on either the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (collectively, “Nasdaq”), on the trading day immediately prior to the Agreement Date or the Additional Funding Date, whichever per share price is lower, or (ii) the average closing prices of the Common Stock as traded on Nasdaq for the five trading days immediately prior to the Agreement Date or the Additional Funding Date, whichever per share price is lower; plus (b) the Company shall pay to the Lender an additional 10% premium of such Weekly Installment Payments in cash; provided, however, that:”

Clause (ii) in the definition of “Conversion Price” set forth in the Loan Agreement is hereby deleted and is replaced with the following:

“(ii)
in the event that the Company issues any securities, including convertible notes or debentures, Common Stock or other Common Stock Equivalents, other than an Exempt Issuance, at a conversion price, exercise price or per share price that is less than the then-applicable Conversion Price, the Conversion Price shall be reduced to the lowest conversion price, exercise price or per share price issued by the Company and the Maximum Conversion Shares shall subject to appropriate increase as a result thereof; provided, that in the event that any restrictions contained in the Armistice Inducement Offer prevent the adjustment of the Conversion Price below a certain price (the “Floor Price”), then the Conversion Price shall be the Floor Price for as long as such restrictions apply, and shall then adjust according to this clause (ii); and”

Clause (iii) in the definition of “Conversion Price” set forth in the Loan Agreement and the immediately succeeding paragraph is hereby deleted and is replaced with the following:

“(iii)
in the event that, at the time of any one or more weekly installment conversions of the Initial Note or the Additional Note (collectively, the “Notes”), the Market Conversion Price (as defined below) is below the then-applicable Conversion Price, then at the time of payment of any one or more weekly installment due under the Notes in shares of its Common Stock, the Company shall immediately pay to the Lender an amount in cash (the “Make Whole Payment”) as shall be calculated by multiplying the number of Conversion Shares so paid by the amount by which the Conversion Price exceeds the lower of (x) the closing market price of the Common Stock as traded on Nasdaq or other applicable Trading Market on the date of issuing such Conversion Shares, or (y) the lowest VWAP of the Common Stock for the twenty (20) trading days immediately prior to the date of issuance of such fully-registered Conversion Shares (collectively, the “Market Conversion Price”).  For the avoidance of doubt, if, for example, the Market Conversion Price is $2.00 per share and the Lender shall convert any weekly installment or the Note into 20,000 Conversion Shares when the Conversion Price is $3.00 per share, the Company shall pay to the Lender an additional $1.00 per share, or $20,000 in cash.  In the event that the Company is unable to pay all or any portion of the Make Whole Payment in cash, the Company shall, in lieu thereof, issue to the Lender additional fully registered for resale Conversion Shares (the “Additional Make-Whole Shares”) by dividing the amount of the Make Whole Payment by the Market Conversion Price, the number of which Additional Make-Whole Shares shall be calculated on each date when such Additional Make-Whole Shares shall be issued.  For the avoidance of doubt, in all cases such Additional Make-Whole Shares when issued shall be fully registered for immediate resale in such Additional Resale Registration Statement that is declared effective by the SEC.

Notwithstanding the foregoing, in the event of acceleration of either or both of the Notes, as a result of the occurrence and during the continuation of an uncured Event of Default (an “Acceleration Event”), the Conversion Price shall be adjusted to an amount that is equal to an 80% discount to the lesser of (a) the closing price of the Company Common Stock on (x) the Funding Date of the Initial Note and (y) the Funding Date of the Additional Note (whichever closing price is lower), or (b) 20% of the closing price of the Company Common Stock on such applicable Funding Date (the “Event of Default Conversion Price”).  In addition, in the event that the Event of Default Conversion Price shall be greater than the lower of (a) the lowest closing price of the Common Stock as traded on Nasdaq or other applicable Trading Market on the date of notice of an Acceleration Event or notice of conversion is given by the Lender, or (b) the lowest VWAP of the Common Stock for the (20) trading days immediately prior to the date that any notice of conversion is given by Lender (the “Default Market Price”), the Company shall issue to the Lender at each date of conversion additional immediately salable and fully registered for resale Conversion Shares so that the total number of Conversion Shares shall be based on the Default Market Price (the “Default Make Whole Shares”).  For the avoidance of doubt, if the Event of Default Conversion Price shall be $3.00 per share and the Default Market Price shall be $2.00 per share, and the Lender shall convert any weekly installment or the Note into 20,000 Conversion Shares, then the Company shall issue to the Lender (a) an additional 10,000 immediately salable Conversion Shares as Default Make Whole Shares, plus (b) the additional 10% premium of such Weekly Installment Payments, in cash or in additional Default Make-Whole Shares, as set forth above.  Accordingly, the aggregate number of Conversion Shares subject to the Event of Default Conversion Price shall be subject to increase based on the issuance of additional Make Whole Shares, as provided above and such Conversion Shares shall only be issued if they have been fully registered for resale pursuant to the Default Registration Statement as contemplated above.”

5.	The definition of “Make Whole Shares”, as defined in the Loan Agreement and the Registration Rights Agreement is hereby deleted and is replaced with the following definition:

“Make Whole Shares” means collectively, the Additional Make Whole Shares and the Default Make Whole Shares.”

6.	The definition of “Registrable Securities” set forth in the Registration Rights Agreement is hereby deleted and is replaced with the following definition:

“Registrable Securities” means, as of any date of determination, (a) the Conversion Shares, and all Warrant Shares issuable under the Warrant delivered to the Lender on the Closing Date and registered for resale under the Initial Shelf Registration Statement, (b) all Additional Make Whole Shares as defined in the Loan Agreement as amended, to be included in the Additional Shelf Registration Statement), (c) if an Event of Default occurs and is continuing, 100% of the Maximum Conversion Shares, including all Default Make Whole Shares defined in the Loan Agreement, as amended, that are issuable upon the full conversion of the unpaid Outstanding Principal Amount of the Notes based on the Default Amount and at the applicable Conversion Price as of the date of determination, and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (i) the Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (ii) such Registrable Securities have been previously sold in accordance with Rule 144, or (iii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

7.	The definition of “Filing Date” set forth in the Registration Rights Agreement is hereby deleted and is replaced with the following definition:

“Filing Date” means, with respect to

(a)
the Default Registration Statement (which shall include the Default Make Whole Shares) required hereunder, the 7th calendar day following the date the Lender declares an Event of Default under either or both of the Notes which has not been cured,

(b)
the initial Shelf Registration Statement, a date that shall be three (3) Business Days prior to the Initial Funding Date (the “Initial Shelf Registration Statement”),

(c)
an additional Shelf Registration Statement registering the Additional Make Whole Shares, a date that shall be three (3) Business Days after the Company fails to pay a Make Whole Payment (the “Additional Shelf Registration Statement”), and

(d)
any additional Registration Statements which may be required to be filed pursuant to Section 2(c) or Section 3(c), no later than the 14th calendar day after the need for such additional Registration Statement arises or, if later, the earliest practical date on which the Company is permitted by Commission Guidance to file such additional Registration Statement related to the Registrable Securities.”

8.	Section 2.01(a) as set forth in the Loan Agreement is hereby deleted and replaced with the following Section 2.01(a):

“Section 2.01 Initial Funding Date.

(a)
On the Initial Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the Initial Loan of $750,000, less the payments reflected in the Flow of Funds Agreement, and the Company hereby agrees to issue to the Lender the Initial Note in $1,012,500 Original Principal Amount and the Warrant, and the Lender hereby agrees to accept from the Company the Initial Note and the Warrant.”

9.	“Section 2.04(a) as set forth in the Loan Agreement is hereby deleted and replaced with the following Section 2.04(a):

“Section 2.04 Additional Funding Date.

(a)
On the Additional Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, and further subject only to the Company meeting the minimum per share price, market capitalization and trading volume requirements with respect to the  Common Stock that are set forth and specified in the definition of Additional Funding Date, the Lender shall make the Additional Loan of $750,000 less the Holdback Amount with respect to the Additional Note, and the Company hereby agrees to issue to the Lender the Additional Note in $1,012,500 Original Principal Amount and the Lender hereby agrees to accept from the Company the Additional Note.”

10.
Notwithstanding anything to the contrary contained in the Loan Agreement, as amended hereby, the Lender shall have the right, at any time and from time to time, to convert all or any portion of the outstanding Initial Note and/or Additional Note into Conversion Shares at the then applicable Conversion Price.

11.	Clause (b)(i) of Section 2.05 as set forth in the Loan Agreement is hereby deleted and replaced with the following Clause (b)(i):

“(i)
an additional Warrant in the form of Exhibit D, executed by an authorized officer of the Company, providing for the issuance of up to 476,470 shares of Common Stock at an exercise price per share equal to the Conversion Price as of the date of the Additional Funding;”

12.	Clause (a) of Section 2 of the Registration Rights Agreement is hereby amended by inserting the following at the end of clause (a):

Notwithstanding the foregoing, the initial Shelf Registration Statement referred to in clause (b) under the definition of Filing Date above need only cover 100% of the Registrable Securities and the additional Shelf Registration Statement referred to in clause (c) under the definition of Filing Date above shall include the Additional Make Whole Shares; provided that if an Event of Default under the Initial Note and/or the Additional Note shall occur and be continuing, the Company shall promptly file a separate Default Registration Statement pursuant to the Registration Rights Agreement to register for resale the Maximum Conversion Shares, representing 200% of such Registrable Securities issuable upon the full conversion of the unpaid Outstanding Principal Amount of the Notes based on the Default Amount, as defined in the Loan Agreement”

13.	There shall be added to Article IV OTHER AGREEMENTS OF THE PARTIES in Section 4.01 (Affirmative and Negative Covenants) in the Loan Agreement, the following Sections 4.01(f), (g), (h) and (i):

“(f)
on a date which shall be not later than 90 days following the Additional Funding Date, the Company shall all a special meeting of its stockholders for the purpose of approving the Loan Agreement and Registration Rights Agreement, as amended hereby and all other Transaction Documents, as well as all transactions with the Lender contemplated thereby and hereby.

(g)
Subject to the terms of Section 2 of the Registration Rights Agreement, all Conversion Shares, Additional Make Whole Shares, and Default Make Whole Shares issued hereunder shall be registered pursuant to an effective Registration Statement and delivered in unrestricted form via DWAC or any other means that ensures such shares are immediately salable by the Lender without volume or manner-of-sale restrictions, other than restrictions applicable under Rule 144 to Affiliates of the Company if at such time the Lender is an Affiliate of the Company.

(h)
Until the Notes are paid in full, the Company agrees not to complete any equity financing or incur any Indebtedness, other than Permitted Indebtedness, unless it first applies an amount from the gross proceeds sufficient to repay all outstanding amounts owed to the Lender, including principal, accrued interest, Make Whole Payments, and any other amounts due. In the event that the Company prices an equity offering prior to the Additional Funding Date in an amount sufficient to repay all amounts owed to the Lender under the Initial Note, then the obligation of the Company to sell the Additional Note to the Lender shall be suspended and instead the Company shall (a) repay all amounts due under the Initial Note out of the proceeds of such equity offering (b) pay J.J. Astor a termination fee of $100,000 payable in cash and (c) issue to J.J. Astor the Additional Warrant and register the underlying Warrant Shares for resale in connection with the equity offering.”

14.	Full Force and Effect and No Modification to Transaction Documents.

Except as expressly set forth above in this Amendment all of the other terms and conditions of the Loan Agreement, the Registration Rights Agreement and the other Transaction Documents issued and delivered in connection with the Loan Agreement shall remain in full force and effect and are incorporated herein by this reference.  In addition, the Company covenants and agrees that the Initial Note, the Subsidiary Guarantee, the Pledge and Security Agreement, the Registration Rights Agreement, the AGP Funds Flow Agreement and the Transfer Agent Instructions all have been complied with by the Company and to the extent applicable evidence the obligations of the other parties thereto, including the Lien and security interest of the Lender in the Collateral described in the Pledge and Security Agreement.

15.
Fees and Expenses. The Company shall bear the expenses of the Company and the Lender incurred in connection with the negotiation, preparation, execution, delivery and performance of this Amendment, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (including fees to Lender’s counsel of up to $15,000). When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender.

16.
Entire Agreement. This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into the Transaction Documents, exhibits and schedules provided in the Loan Agreement.

17.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Amendment or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may assign any or all of its rights under this Amendment to any Person to whom the Lender assigns or transfers the Notes, and/or participate any of such rights in connection with granting of any participation of the Notes, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

18.
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL          BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Loan Agreement to be duly executed by their respective authorized signatories as of the date above.

Company:

MOMENTUS INC.

By:	/s/ John Rood
Name:	John Rood
Title:	Chief Executive Officer

Lender:

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer